      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997

                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                ELECTROGLAS, INC.
                    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                       77-0336101
     (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification Number)

                               2901 CORONADO DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 727-6500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                                 of Registrant's
                          Principal Executive Offices)
                 KNIGHTS TECHNOLOGY, INC. 1987 STOCK OPTION PLAN
                     AND EMPLOYMENT AGREEMENTS WITH EACH OF
               TOM SHERBY, KEN HUANG, MARY KORN AND ANKUSH OBERAI

                    ----------------------------------------
                              (Full Title of Plans)

                             ----------------------

                                ARMAND J. STEGALL
    VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                                ELECTROGLAS, INC.
                               2901 CORONADO DRIVE
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 727-6500
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ---------------
                                   Copies to:
                             STEPHEN M. TENNIS, ESQ.
                               CORI M. ALLEN, ESQ.
                             MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1018
                                 (415) 813-5600
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------

                                                  MAXIMUM       PROPOSED MAXIMUM    AMOUNT OF
      TITLE OF SECURITIES        AMOUNT TO     OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
       TO BE REGISTERED        BE REGISTERED    PER SHARE(1)        PRICE(1)           FEE
-----------------------------------------------------------------------------------------------
  Common Stock, $.001
  par value per share.....       223,700       $4.34 - $23.475   $2,597,333.00        $788.00
===============================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the weighted average exercise price of shares subject to options currently outstanding under the Knights Technology, Inc. 1987 Stock Option Plan and (b) the average of the high and low prices of the Registrant's Common Stock on May 27, 1997, as reported on the Nasdaq National Market for shares underlying future option grants under Employment Agreements with each of Tom Sherby, Ken Huang, Mary Korn and Ankush Oberai. The following chart shows the calculation of the registration fee.


                              Number of      Offering Price             Aggregate
    Type of Shares             Shares           Per Share            Offering Price
    --------------             ------           ---------            --------------

    Outstanding Options        138,700           $4.34                 $601,958.00

    Shares Available for        85,000           $23.475             $1,995,375.00
                                                                     =============
    Future Grant
                                                                     $2,597,333.00
                                                                      x.0003030303
                                                                     =============
                                                                           $788.00
==================================================================================










                               Page 2 of 11 pages

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.















                               Page 3 of 11 pages

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Electroglas, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

        1. The Registrant's 10-K, for the fiscal year ended December 31, 1996, filed with the Commission on March 26, 1997; and

        2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 13, 1997; and

        3. The description of the Registrant's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A filed with the Commission on April 23, 1993, as amended thereafter.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Except as superseded or modified herein, any statement contained in any document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in






                               Page 4 of 11 pages
certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article IX of the Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

        In addition, the Registrant has entered, or intends to enter, into indemnification agreements with its directors and certain of its officers. In general, these indemnification agreements require the Registrant to indemnify such persons against certain liabilities, expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director and/or an officer of the Registrant or any of its affiliated enterprises. Such indemnification agreements also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

        4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-61523) which became effective on June 23, 1993 (the "1993 Registration Statement")).

         4.2    Bylaws of the Registrant (incorporated by reference to Exhibit
                3.2 to the 1993 Registration Statement).

        5.1     Opinion of Morrison & Foerster LLP

        23.1    Opinion of Morrison & Foerster LLP (contained in Exhibit 5.1)

        23.2    Consent of Ernst & Young LLP, Independent Auditors

        24.1    Power of Attorney (See Pages II-1 and II-2)

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:





                               Page 5 of 11 pages

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.







                               Page 6 of 11 pages

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Electroglas, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 2, 1997.

                                               ELECTROGLAS, INC


                                               By:   /s/ Curtis S. Wozniak
                                                  -----------------------------
                                                     Curtis S. Wozniak
                                                     Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

       Each person whose signature appears below constitutes and appoints Curtis
S. Wozniak and Armand J. Stegall, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                          Capacity                   Date
---------                          --------                   ----

     /s/ Curtis S. Wozniak         Chief Executive            June 2, 1997
-------------------------------    Officer and Director
     Curtis S. Wozniak             (Principal Executive
                                    Officer)










                               Page 7 of 11 pages
                                      II-1

      /s/ Armand J. Stegall         Vice President,           June 2, 1997
------------------------------      Finance, Chief
      Armand J. Stegall             Financial Officer,
                                    Treasurer and
                                    Secretary (Principal
                                    Financial and
                                    Accounting Officer)


      /s/ Neil R. Bonke             Chairman of the Board     June 2, 1997
 -----------------------------
      Neil R. Bonke


     /s/ Joseph F. Dox              Director                  June 2, 1997
------------------------------
     Joseph F. Dox


     /s/ Roger D. Emerick           Director                  June 2, 1997
------------------------------
     Roger D. Emerick


                                    Director                  June 2, 1997
------------------------------
     Robert J. Frankenburg











                               Page 8 of 11 pages

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                       DOCUMENT

4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-61523) which became effective on June 23, 1993 (the "1993 Registration Statement")).

4.2            Bylaws of the Registrant (incorporated by reference to Exhibit
               3.2 to the 1993 Registration Statement).

5.1            Opinion of Morrison & Foerster LLP

23.1           Consent of Counsel (included in Exhibit 5.1)

23.2           Consent of Ernst & Young LLP, Independent Auditors

24.1           Power of Attorney (see pages II-1 and II-2)










                               Page 9 of 11 pages

                                      II-3